                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         ALIGN-RITE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                         ALIGN-RITE INTERNATIONAL, INC.

                                                                   July 29, 1999

Dear Shareholder:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Align-Rite International, Inc. ("Align-Rite" or the "Company") to be held on Wednesday, September 1, 1999. We sincerely hope that you will be able to attend the meeting which will be held at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, beginning at 10:30 a.m., local time.

     At this meeting you are being asked to elect Alan G. Duncan and William Elder (collectively, the "Director Nominees") to a two year term as Class I directors. Mr. Alan Duncan is an Executive Director of Prelude Trust plc and has served as a director of Align-Rite International since July 1995. Mr. William Elder is Chairman, President and CEO of Genus Inc. and has served as a director of Align-Rite International since May 1998.

     The members of the Board of Directors and management look forward to personally greeting as many shareholders as possible at the Annual Meeting. However, whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented.

     Although you presently may plan to attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          Sincerely,
                                          /s/ James L. Mac Donald
                                          James L. Mac Donald
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                         ALIGN-RITE INTERNATIONAL, INC.
                              2428 ONTARIO STREET
                           BURBANK, CALIFORNIA 91504
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 1, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Align-Rite International, Inc., a California corporation ("Align-Rite" or the "Company"), will be held at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, beginning at 10:30 a.m., local time, on Wednesday, September 1, 1999, for the following purposes:

     (1) To elect two directors for a two year term to expire at the 2001 Annual Meeting;

     (2) To ratify the appointment of PricewaterhouseCoopers LLP to serve as Align-Rite's independent auditors for the year ended March 31, 2000; and

     (3) To transact such other business as may properly come before the meeting or at any adjournments thereof.

     The Board of Directors has fixed the close of business on July 9, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on the record date will be entitled to vote at the meeting and at any adjournments thereof.

     Accompanying this notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors
                                          /s/ Petar N. Katurich
                                          Petar N. Katurich
                                          Vice President of Finance,
                                          Chief Financial Officer and Secretary

Burbank, California
July 29th, 1999

                             YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                         ALIGN-RITE INTERNATIONAL, INC.
                              2428 ONTARIO STREET
                           BURBANK, CALIFORNIA 91504
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is being solicited by the Board of Directors of Align-Rite International, Inc. ("Align-Rite" or the "Company") for use at the Company's Annual Meeting of Shareholders to be held on Wednesday, September 1, 1999, at 10:30 a.m. local time, at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, and at any adjournment thereof. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about August 3, 1999.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     On July 9, 1999, the record date with respect to this solicitation for determining shareholders entitled to notice of and to vote at the Annual Meeting, 4,547,279 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only shareholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     All shares represented by each properly executed unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 2428 Ontario Street, Burbank, California 91504, the principal executive office of the Company, a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a shareholder's right to vote in person should such shareholder choose to attend the Annual Meeting and desire to vote in person.

     Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as election inspector for the meeting. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                    ELECTION OF ALIGN-RITE CLASS I DIRECTORS

     The Company's Bylaws provide that the authorized number of directors of the Company shall not be less than five nor more than nine, with the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors then in office. The exact number of directors of the Company is currently set at six. Currently there are five directors with one vacancy caused by the resignation of Mr. Jeff Lee. The directors are divided into two classes, as nearly equal as possible, and each class has a staggered two year term. Currently, the terms of office of directors in Class I and II end following the annual meetings of shareholders in 1999 and 2000, respectively. Although three Class I directors are authorized, at the 1999 Annual Meeting, shareholders will be asked to elect two Class I directors to hold office until the 2001 Annual Meeting, subject to the provisions of the Company's Amended and Restated Articles of Association, as amended. The Company is in the process of identifying an additional qualified candidate to serve on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.

     The Company's Board has recommended two nominees for election as directors of Align-Rite. The accompanying proxy solicited by the Board of Directors will be voted for the election of the two nominees named below, unless the proxy card is marked to withhold authority to vote. Each nominee is presently a member of the Board of Directors.

     The nominees for election are:

                                          ALAN G. DUNCAN
                                          WILLIAM ELDER

     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may reduce the number of directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or reduce the number of directors.

REQUIRED VOTE

     In the election of directors, shares present but not voting will be disregarded (except for quorum purposes). Each shareholder is entitled to one vote for each director to be elected for each share owned. Assuming the presence of a quorum, the nominees receiving the highest number of votes will be elected.

     On all other matters, each share is entitled to one vote. Votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated on the accompanying proxy card.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

DIRECTOR NOMINEES

     The following table provides information regarding the nominees for election as directors of the Company. The ages shown are as of July 1, 1999.

                                                                                      DIRECTOR
       NAME AND AGE                  BUSINESS EXPERIENCE AND DIRECTORSHIPS             SINCE
       ------------                  -------------------------------------            --------
Alan G. Duncan (51).......  Director of a subsidiary of the Company since 1986 and a    1995
                            Director of the Company since 1995. From November 1996
                            to present, Mr. Duncan has served as an Executive
                            Director of Prelude Trust plc, a venture capital fund
                            quoted on the London Stock Exchange.
William Elder (60)........  Director of the Company since May 1998. Mr. Elder is        1998
                            currently Chairman of the Board, President and Chief
                            Executive Officer of Genus, Inc. (GGNS), and has served
                            in different capacities of Genus since his founding the
                            Company in November 1981.

CONTINUING DIRECTORS

     The following table provides information regarding the Class II directors. The ages shown are as of July 1, 1999.

                                                                                      DIRECTOR
       NAME AND AGE                  BUSINESS EXPERIENCE AND DIRECTORSHIPS             SINCE
       ------------                  -------------------------------------            --------
James L. Mac Donald         Chairman of the Board, President and Chief Executive        1995
  (52)....................  Officer of the Company and its predecessors since 1970, when he founded the Company. Mr. Mac Donald is also a
                            Director of the British American Chamber of Commerce and
                            a Fellow of the Institute of Directors.
Petar N. Katurich (36)....  Vice President of Finance since April 1997 and Chief        1995
                            Financial Officer and Secretary since 1992 and a
                            Director of the Company since 1995. From 1991 to 1992,
                            Mr. Katurich was employed by a division of Cooke Media
                            Group. From 1985 to 1990, Mr. Katurich was employed at
                            Coopers & Lybrand L.L.P. Mr. Katurich is a Certified
                            Public Accountant.
George Wells (63).........  Director of the Company since 1996. Mr. Wells is            1996
                            currently retired and most recently served as President
                            and Chief Executive Officer of Exar Corporation, from
                            March 1992 to October 1996, a California based
                            semiconductor manufacturer. Mr. Wells is currently a
                            Director of Q-Logic.

DIRECTORS' FEES

     Directors who also are employees of the Company are reimbursed for expenses incurred in attending meetings of the Board of Directors but do not otherwise receive compensation for serving as directors of the Company. Each director who is not an employee of the Company is entitled to receive an annual fee of $5,000 for his services as a director, a fee of $1,500 for each Board meeting attended, $750 for each committee meeting attended and reimbursement for his expenses incurred in attending Board meetings. In addition, each director who is not an employee receives an annual grant of options to purchase 3,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Moreover, directors who are also directors of any of the Company's subsidiaries receive an additional grant of options to purchase 1,000 shares of the Company's Common Stock for each subsidiary's Board on which they sit. Options granted under the non-employee director provisions of the Company's 1995 Stock Option Plan vest in three equal annual installments and are exercisable for ten years after the date of grant.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Committees of the Board of Directors consist of an Audit Committee and a Compensation Committee, each of which is comprised solely of outside directors. During the fiscal year ended March 31,

1999, the Board of Directors held 2 meetings. All directors attended all director and committee meetings, on which they were a member with the exception of Alan Duncan who was absent from one meeting of the Board of Directors.

     Audit Committee. The Audit Committee is comprised of Messrs. Duncan, Wells and Elder and held one meeting during the fiscal year ended March 31, 1999. Its functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the audit plan and results of their examination of the Consolidated Financial Statements and determining the independence of such accountants.

     Compensation Committee. The Compensation Committee is comprised of Messrs. Wells and Elder and held two meetings during the fiscal year ended March 31, 1999. Its functions include reviewing and making recommendations with respect to compensation of officers and key employees, including the grant of options or other awards under the Company's 1995 Stock Option Plan.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information as of July 9, 1999 with respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, each director or nominee of the Company, each executive officer listed in the Summary Compensation Table below and all directors and officers as a group. The mailing address for all directors and executive officers of the Company is c/o Align-Rite International, Inc., 2428 Ontario Street, Burbank, CA 91504. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                            SECURITY OWNERSHIP TABLE

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL    PERCENT OF
                  NAME OF BENEFICIAL OWNER                    OWNERSHIP       CLASS
                  ------------------------                    ----------    ----------
Fidelity Management(1)......................................   448,000         9.86%
Brinson Partners, Inc.(2)...................................   405,772         8.93%
Heartland Advisors, Inc.(3).................................   300,000         6.60%
Kennedy Capital Management, Inc.(4).........................   265,100         5.83%
James L. Mac Donald(5)......................................   708,618        14.65%
Petar N. Katurich(6)........................................    25,467            *
Alan G. Duncan(7)...........................................    20,667            *
George Wells(8).............................................     7,667            *
William Elder(9)............................................     1,334            *
All directors and executive officers as a group (5
  persons)(10)..............................................   759,693        15.61%

---------------
  *  Less than 1%.

 (1) Reflects ownership as reported on a Schedule 13G by Fidelity Management ("Fidelity"), dated as of February 10, 1999, filed with the Securities and Exchange Commission.

 (2) Reflects ownership as reported on a Schedule 13G by Brinson Partners, Inc. ("Brinson"), dated as of February 11, 1999, filed with the Securities and Exchange Commission.

 (3) Reflects ownership as reported on a Schedule 13G by Heartland Advisors, Inc. ("Heartland"), dated as of February 2, 1999, filed with the Securities and Exchange Commission.

 (4) Reflects ownership as reported on a Schedule 13G by Kennedy Capital Management, Inc. ("Kennedy"), dated as of February 9, 1999, filed with the Securities and Exchange Commission.

 (5) Includes 264,958 shares subject to options that are currently exercisable or will become exercisable before September 9, 1999.

 (6) Includes 25,467 shares subject to options that are currently exercisable or will become exercisable before September 9, 1999.

 (7) Includes 20,667 shares subject to options that are currently exercisable or will become exercisable before September 9, 1999.

 (8) Includes 7,667 shares subject to options that are currently exercisable or will become exercisable before September 9, 1999.

 (9) Includes 1,334 shares subject to options that are currently exercisable or will become exercisable before September 9, 1999.

(10) Includes 319,693 shares subject to options that are currently exercisable or will become exercisable before September 9, 1999. See Notes 5 through 9.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table sets forth all compensation for the fiscal years ended March 31, 1999, 1998 and 1997 for the two executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM(1)
                                                                         COMPENSATION
                                           ANNUAL COMPENSATION           ------------
                                    ---------------------------------     SECURITIES
                                                         OTHER ANNUAL     UNDERLYING      ALL OTHER
                                    SALARY      BONUS    COMPENSATION      OPTIONS       COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)        ($)        ($)(2)        GRANTED(#)         ($)
---------------------------  ----   -------    -------   ------------    ------------    ------------
James L. Mac Donald........  1999   250,000     25,000      29,639(3)           --          38,187(4)
  Chairman of the Board,     1998   235,000    117,500          --              --          37,666(5)
  President and Chief        1997   224,000     82,280          --              --          32,123(6)
  Executive Officer
Petar N. Katurich..........  1999   110,400     10,000          --              --          12,173(7)
  Vice President of          1998   100,000     18,362          --              --          11,805(7)
  Finance, Chief Financial   1997    80,400     17,500          --              --          10,575(7)
  Officer

---------------
(1) The Company has not issued stock appreciation rights or restricted stock awards.

(2) Except as noted below, all Other Annual Compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer.

(3) $29,639 represents amounts reimbursed for the payment of taxes in connection with life insurance premiums paid by the Company on behalf of Mr. Mac Donald.

(4) $35,931 of this amount represents life insurance premiums paid by the Company on behalf of Mr. Mac Donald, and $2,256 of this amount represents the annual contribution by the Company to the Company's 401(k) Plan in the name of Mr. Mac Donald.

(5) $35,163 of this amount represents life insurance premiums paid by the Company on behalf of Mr. Mac Donald, and $2,503 of this amount represents the annual contribution by the Company to the Company's 401(k) Plan in the name of Mr. Mac Donald.

(6) $30,123 of this amount represents life insurance premiums paid by the Company on behalf of Mr. Mac Donald, $2,000 of this amount represents the annual contribution by the Company to the Company's 401(k) Plan in the name of Mr. Mac Donald.

(7) These amounts represent auto allowance, life insurance premiums paid by the Company on behalf of Mr. Katurich and annual contributions by the Company to the Company's 401(k) Plan in the name of Mr. Katurich.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                                      PERCENT OF                                    POTENTIAL
                                     NUMBER OF          TOTAL                                  REALIZABLE VALUE AT
                                     SECURITIES        OPTIONS                                   ASSUMED ANNUAL
                                     UNDERLYING       GRANTED TO                              RATES OF STOCK PRICE
                                 OPTIONS GRANTED TO   EMPLOYEES    EXERCISE OF                  APPRECIATION FOR
                                    EMPLOYEES IN      IN FISCAL    BASE PRICE    EXPIRATION        OPTION TERM
             NAME                   FISCAL YEAR          YEAR        ($/SH)         DATE         5%          10%
             ----                ------------------   ----------   -----------   ----------   ---------   ---------
James L. Mac Donald............           --              --         $    --           --      $    --     $    --
Petar N. Katurich..............        3,600             4.0%          14.50      5/13/08       32,828      83,193
                                       4,200             4.7%         11.625      1/04/09       30,705      77,814

SUMMARY OF OPTIONS EXERCISED

     The following table provides information with respect to the exercise of stock options during the most recently completed fiscal year by the Named Executive Officers of the Company together with the fiscal year-end value of unexercised options.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE
              AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

                                                                                    VALUE OF
                                                            NUMBER OF              UNEXERCISED
                                                      SECURITIES UNDERLYING       IN-THE MONEY
                                 SHARES               UNEXERCISED OPTIONS AT       OPTIONS AT
                                ACQUIRED                 FISCAL YEAR END         FISCAL YEAR END
                                   ON      VALUE(1)            (#)                     ($)
                                EXERCISE   REALIZED        EXERCISABLE/           EXERCISABLE/
             NAME                  #         ($)          UNEXERCISABLE           UNEXERCISABLE
             ----               --------   --------   ----------------------   -------------------
James L. Mac Donald...........    -0-        -0-       264,558(2)/76,838       $2,422,232/$534,662
Petar N. Katurich.............    -0-        -0-       25,467   /18,333          $   84,841/N/A

---------------
(1) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options. Options are "in-the-money" if the fair value of the underlying securities exceeds the exercise price of the options.

(2) Includes an option to purchase 115,000 shares of Common Stock of the Company granted in exchange for warrants to purchase 115,000 ordinary shares of ARI at an exercise price of $2.59 per share. This exchange was effected in connection with the Company's initial public offering and became effective as of July 21, 1995.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. George Wells and William Elder. No member of the Compensation Committee is either an officer or employee of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     As members of the Compensation Committee, it is our duty to administer the Company's overall compensation program for its senior management. The Compensation Committee oversees the administration of the Align-Rite International, Inc. 1995 Stock Option Plan. In addition, the Compensation Committee establishes the compensation of the Chief Executive Officer and certain other members of senior management and evaluates the performance of such individuals. The Compensation Committee is comprised entirely of non-employee directors.

     The primary philosophy of the Company regarding compensation is to offer a program which rewards each of the members of senior management commensurately with the Company's overall growth and financial performance, including each person's individual performance during the previous fiscal year. The Company's compensation program for senior management is designed to attract and retain individuals who are capable of leading the Company in achieving its business objectives in an industry characterized by competitiveness, growth and change.

     The Company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the Company, as well as the individual contribution of each particular person to that success. As a result, a significant portion of the total compensation package consists of variable, performance-based components, such as bonuses and stock awards, which can increase or decrease to reflect changes in corporate and individual performance.

     The Compensation Committee evaluates the total compensation for the Company's Chief Executive Officer, Mr. James L. Mac Donald, and certain other members of senior management in light of information collected by the Compensation Committee regarding the compensation practices of similar companies. The Compensation Committee considers various indicators of success on both a corporate and an individual level in determining the overall compensation package for Mr. Mac Donald and the other members of senior management. The Compensation Committee also considers such corporate performance measures as revenue, operating income and earnings per share in its calculation.

     The Company's annual compensation package for Mr. Mac Donald and the other members of senior management typically consists of: (a) salary, (b) annual cash incentive or bonus and (c) long-term incentive or non-cash awards, primarily stock options.

     Mr. Mac Donald's base salary for the 1999 fiscal year was based on his employment agreement with the Company, which expires in March 2002, subject to renewal by the Company (the "Employment Agreement"), pursuant to which he serves as Chairman of the Board, President and Chief Executive Officer. In June 1999, the Company, at the recommendation of the Compensation Committee and Mr. Mac Donald exercised the option to extend the term of his employment agreement from March 2000 to March 2002. The Employment Agreement established Mr. Mac Donald's minimum annual base salary at not less than $208,000 per year, subject to annual increases at the discretion of the Board of Directors of not less than the annual increase in the consumer price index. In recognition of the Company's growth and performance under Mr. Mac Donald's leadership, the Compensation Committee determined that an increase in base salary from $250,000 in fiscal 1999 to $260,000 in fiscal 2000, a 4% increase, was appropriate. The Company uses a similar analysis to determine the salaries of other members of senior management.

     Pursuant to Mr. Mac Donald's Employment Agreement, he is also entitled to receive, subject to satisfaction of certain performance-based goals, a cash bonus equal to 8% of any annual increase in the income from operations of the Company, subject to a cap of 50% of his base salary (the "Annual Incentive Bonus"). The Compensation Committee did not award Mr. Mac Donald an Annual Incentive Bonus during the 1999 fiscal year. The Compensation Committee did however award a discretionary bonus of $25,000 to Mr. Mac Donald in recognition of his contributions to the Company's performance relative to its competitors during a downturn in the global semiconductor industry.

     The Company also provides compensation to certain members of its management under the Company's 1995 Stock Option Plan (the "Plan"). The Plan provides the Company with the ability to periodically reward key employees with options to purchase shares of the Company's Common Stock. These long-term incentives are designed to couple the interests of key employees with those of the shareholders of the Company. Stock option grants provide an incentive that focuses the individual's attention on managing the Company from the perspective of an owner, with an equity stake in the business. The value of stock options is tied to the future performance of the Company's Common Stock and provides value to the recipient only when the price of the Company's Common Stock increases above the option grant price. Stock options reward management for long-term strategic planning through the resulting enhancement of share price. The Company believes that a compensation structure which includes the periodic granting of long-term incentives such as stock options helps to attract and retain senior managers with long-term management perspectives. As a result of the leadership and performance that Mr. Mac Donald and the Company have exhibited and due the fact that no options have been granted to Mr. Mac Donald since July of 1995 (the initial public offering) the Compensation Committee granted 15,000 options in April of 1999.

     The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the Company with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          THE COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          George Wells (Chairman)
                                          William Elder

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns(1) of
(i) the Company's Common Stock, (ii) the Nasdaq Stock Market -- US Index and
(iii) the S&P Electronics (Semiconductors) Index.

                                                                                   NASDQ STOCK                  S&P ELEC
                                                   ALIGN-RITE INTL INC              MARKET-US               (SEMICONDUCTORS)
                                                   -------------------             -----------              ----------------
'7/21/95'                                                  100                         100                         100
'3/96'                                                      77                         119                          79
'3/97'                                                      90                         132                         168
'3/98'                                                     117                         200                         184
'3/99'                                                      86                         269                         278

---------------
(1) Total returns assumes reinvestment of dividends.

(2) Assumes $100 invested on July 21, 1995 (the date on which the Company consummated its initial public offering and was registered under Section 12 of the Securities Exchange Act of 1934, as amended) in the Common Stock of the Company and on June 30, 1995 in each Index.

     IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has employment agreements with the following executive officers:

     James L. Mac Donald. Pursuant to his employment agreement, Mr. Mac Donald serves as Chairman of the Board, President and Chief Executive Officer of the Company. In June 1999, the Company, at the recommendation of the Compensation Committee, and Mr. Mac Donald exercised the option to extend the employment agreement from March 31, 2000 to March 31, 2002. Mr. Mac Donald receives an annual salary of not less than $208,000, subject to annual increases at the discretion of the Board of Directors of not less than the annual increase in the consumer price index. He is also entitled to receive a bonus equal to 8% of any annual increase in the income from operations of the Company, subject to a cap of 50% of his base salary. The Company is required to maintain a life insurance policy of $3.0 million for the benefit of Mr. Mac Donald and Mr. Mac Donald is entitled to participate in other benefit programs of the Company generally available to its executive officers. In addition, Mr. Mac Donald is entitled to receive an automobile allowance and reimbursement of business expenses. If the Company terminates Mr. Mac Donald's employment without cause, Mr. Mac Donald is entitled to a lump sum severance payment equal to one month's then current base salary, including benefits, for each year of his employment with the Company or any of its subsidiaries, subject to a maximum of 24 months' base pay. In addition, if there should occur a change in control of the Company, then Mr. Mac Donald may elect to terminate his employment agreement. In such event, Mr. Mac Donald will be entitled to receive all lump sum severance payments. Mr. Mac Donald has been employed by the Company, its predecessors and its subsidiaries for 29 years.

     Petar N. Katurich. Pursuant to his employment agreement, Mr. Katurich serves as Executive Vice President of Finance and Chief Financial Officer of the Company. In June 1999, the Company, at the recommendation of the Compensation Committee, and Mr. Katurich exercised the option to extend the employment agreement from March 31, 2000 to March 31, 2002. Mr. Katurich receives an annual salary of not less than $100,000, subject to annual increases at the discretion of the Board of Directors of not less than the annual increase in the consumer price index. He also is entitled to receive a bonus equal to 1.25% of any annual increase in the income from operations of the Company, subject to a cap of 50% of his base salary. The Company is required to maintain a life insurance policy of $250,000 for the benefit of Mr. Katurich and Mr. Katurich is entitled to participate in other benefit programs of the Company available to its executive officers. In addition, Mr. Katurich is entitled to receive an automobile allowance and reimbursement of business expenses. If the Company terminates Mr. Katurich's employment without cause, Mr. Katurich is entitled to a lump sum severance payment of approximately 1 year's salary. Mr. Katurich has been employed by the Company and its subsidiaries for 7 years.

                                   PROPOSAL 2

    RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Subject to ratification by the shareholders at the Annual Meeting, the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the independent certified public accountants for the Company for its 2000 fiscal year end. Prior to its merger with PricewaterhouseCoopers LLP, Coopers & Lybrand LLP has served as the Company's independent certified public accountants since 1990. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote to the majority of the votes cast by the holders of the Company's Common Stock on this proposal shall constitute ratification of the appointment of PricewaterhouseCoopers LLP.

     If the shareholders by the affirmative vote of a majority of the Common Stock represented at the Annual Meeting do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent certified public accountants will be reconsidered by the Board of Directors.

     The Board of Directors recommends a vote FOR this proposal.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Directors, officers, and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of the reports they file. According to the Company's records, all filings required under Section 16(a) during the 1999 fiscal year were made on a timely basis.

                                 ANNUAL REPORT

     A copy of the Company's annual report, which contains the Company's Form 10-K for the year ended March 31, 1999, but excludes exhibits, is available without charge to shareholders of the Company upon request. Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting shareholder. Shareholders may make requests in writing to Petar
N. Katurich, Vice President of Finance, Chief Financial Officer and Secretary, Align-Rite International, Inc., 2428 Ontario Street, Burbank, California 91504.

                           PROPOSALS OF SHAREHOLDERS

     For shareholder proposals to be considered for inclusion in the proxy materials for the Company's 2000 Annual Meeting of Shareholders, they must be received by the Secretary of the Company no later than April 2, 2000. For other shareholder proposals, the proposal must be received by the Secretary of Company on or before May 17, 2000. For proposals submitted after this deadline, the proxyholders may exercise discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors
                                          /s/ Petar N. Katurich
                                          Petar N. Katurich,
                                          Vice President of Finance,
                                          Chief Financial Officer and Secretary

Burbank, California
July 29, 1999

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                         ALIGN-RITE INTERNATIONAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints James L. Mac Donald and Petar N. Katurich, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Align-Rite International, Inc. (the "Company") held of record by the undersigned as of July 9, 1999, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Burbank Hilton Hotel, 2500 Hollywood Way, Burbank, California 91505, beginning at 10:30 a.m., local time, on Wednesday, September 1, 1999, and at any adjournment thereof, upon the following matters:

(1) ELECTION OF DIRECTORS

    [ ]FOR the nominees listed below                         [ ]WITHHOLD AUTHORITY
     (except as noted to contrary below)                      to vote for the nominee listed below

               Alan G. Duncan                               William Elder

(Instructions: to withhold authority to vote for any individual nominee, circle that nominee's name above.)
                (Continued and to be signed on the reverse side)

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN
(2) RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

(3) UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE COMPANY'S ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of Align-Rite International, Inc. either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Company's annual Meeting and voting in person.

                                                       Dated , 1999

                                                       -------------------------
                                                            Signature(s) of
                                                            shareholder(s)

                                                       (Your signature(s) should
                                                       conform to your name(s)
                                                       as printed hereon.
                                                       Co-owners should all
                                                       sign.)